Exhibit 99.1

Imago BioSciences Reports Third Quarter 2021 Financial Results and Provides Recent Business Updates

SOUTH SAN FRANCISCO, Calif. – November 10, 2021 – Imago BioSciences, Inc. (“Imago”) (Nasdaq: IMGO), a clinical-stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs), today reported financial results for the third quarter ended September 30, 2021 and highlighted recent corporate updates.

“Over the third quarter we have built upon the momentum of our recent initial public offering and concurrent private placement that resulted in gross proceeds of $174.6 million to advance our novel LSD1 inhibitor, bomedemstat (IMG-7289), for the treatment of hematologic diseases of the bone marrow. We are also pleased to have been added to the Russell 2000® Index in late September, which has driven greater market awareness of Imago,” said Dr. Hugh Y. Rienhoff, Jr., M.D, Chief Executive Officer of Imago BioSciences. “We are thrilled to have completed enrollment in our Phase 2 trial of bomedemstat for the treatment of myelofibrosis and look forward to providing data updates on this Phase 2 trial, along with our Phase 2 trial of bomedemstat for the treatment of essential thrombocythemia this year.”

Recent Corporate Developments and Pipeline Updates

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Announced Oral Data Presentations at the Upcoming 63rd American Society of Hematology Annual Meeting and Exposition. In November 2021, Imago announced that two abstracts have been accepted for oral presentation at the ASH, to be held December 11-14, 2021: “A Phase 2 Study of the LSD1 Inhibitor IMG-7289 (bomedemstat) for the Treatment of Advanced Myelofibrosis”; and “A Phase 2 Study of the LSD1 Inhibitor IMG-7289 (bomedemstat) for the Treatment of Essential Thrombocythemia (ET)”.

•	Russell 2000® Index Inclusion: In September 2021, Imago announced its inclusion in the Russell 2000® Index as part of the index’s quarterly IPO additions.

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Granted Orphan Drug Designation for Bomedemstat in Essential Thrombocythemia (ET) from the European Medicines Agency (EMA): In July 2021, Imago announced that its lead asset, bomedemstat, was granted Orphan Drug Designation by the EMA for the treatment of ET. Under Orphan Drug Designation, bomedemstat potentially qualifies for incentives such as 10 years of market exclusivity, reduced fees for regulatory activities, and protocol assistance.

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Successful Completion of Initial Public Offering (IPO): In July 2021, Imago completed an initial public offering and concurrent private placement with Pfizer resulting in gross proceeds of $174.6 million.

Third Quarter 2021 Financial Results

•	Cash and Cash Equivalents: As of September 30, 2021, Imago had cash, cash equivalents, restricted cash and short-term investments of $230.4 million.

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Research & Development (R&D) Expenses: R&D expenses for the quarter ended September 30, 2021 were $8.7 million (including stock-based compensation expense of $0.2 million) as compared to $3.6 million for the same period in 2020. The overall increase in R&D expenses was related to the continuation of the Phase 2 clinical studies in ET and MF, as well as startup costs for a Phase 2 extension study to accommodate those patients who wish to continue to receive bomedemstat, continued development of commercial material and material to support the ongoing and new clinical trials, and salaries and non-cash stock-based compensation expense for R&D employees as we ramped up our operations.

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General and Administrative (G&A) Expenses: G&A expenses for the quarter ended September 30, 2021 were $3.0 million (including stock-based compensation expense of $0.5 million) as compared to $0.7 million for the same period in 2020.

•	Net Loss: Net loss for the quarter ended September 30, 2021 was $11.7 million compared to $4.3 million for the same period in 2020.

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About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California. To learn more, visit www.imagobio.com, www.myelofibrosisclinicalstudy.com, www.etclinicalstudy.com and follow us on Twitter @ImagoBioRx, Facebook and LinkedIn.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, the results, conduct, progress and timing of Imago clinical trials, the regulatory approval path for bomedemstat, plans for future operations, and the impact of the ongoing COVID-19 pandemic and the development of new variants of COVID-19, such as the delta variant, on enrollment of our clinical trials, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. You should not put undue reliance on any forward-looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

Media Contact:

Will Zasadny

Canale Communications

will.zasadny@canalecomm.com

Company Contact:

Laura Eichorn

Interim Chief Financial Officer

laura.eichorn@imagobio.com

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	SEPTEMBER 30, 2021	DECEMBER 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$85,209	$19,266
Short-term investments	145,144	57,375
Prepaid expenses and other current assets	4,245	1,181

Total current assets	234,598	77,822
Property and equipment, net	7	8
Long-term investments	—	19,689
Other long-term assets	2,670	1,414

Total assets	$237,275	$98,933

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,905	$1,379
Accrued and other current liabilities	7,006	3,726

Total current liabilities	8,911	5,105

Commitments and contingencies
Convertible preferred stock, $0.0001 par value; 0 and 180,059,639 shares authorized, as of September 30, 2021 and December 31, 2020, respectively; 0 and 21,435,632 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $165,500 as of September 30, 2021 and December 31, 2020, respectively	—	162,612
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 10,000,000 and 0 shares authorized as of September 30, 2021, and December 31, 2020, respectively; 0 issued and outstanding as of September 30, 2021, and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value; 300,000,000 and 228,300,000 shares authorized as of September 30, 2021 and December 31, 2020, respectively; 33,457,029 and 1,030,023 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	—
Additional paid-in capital	326,272	1,561
Accumulated other comprehensive income (loss)	16	(3)
Accumulated deficit	(97,927)	(70,342)

Total stockholders’ equity (deficit)	228,364	(68,784)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$237,275	$98,933

IMAGO BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$8,680	$3,576	$20,551	$10,622
General and administrative	3,040	734	7,159	1,884

Total operating expenses	11,720	4,310	27,710	12,506

Loss from operations	(11,720)	(4,310)	(27,710)	(12,506)
Other income (expense), net:
Interest income	72	8	241	14
Change in fair value of convertible preferred stock tranche liability	—	—	—	214
Other expense, net	(22)	(6)	(116)	(5)

Total other income, net	50	2	125	223

Net loss	$(11,670)	$(4,308)	$(27,585)	$(12,283)

Net loss per share, basic and diluted	$(0.44)	$(4.23)	$(2.85)	$(12.06)

Weighted-average shares used in computing net loss per share, basic and diluted	26,671,511	1,018,119	9,688,747	1,018,119